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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Statement of Additional Information constituting part of this registration statement on Form N-14 (the "N-14 Registration Statement") of our report dated February 26, 2001 relating to the December 31, 2000 financial statements and financial highlights of Prudential Global Total Return Fund, Inc. which appears in the December 31, 2000 Annual Report to Shareholders of Prudential Global Total Return Fund, Inc., which also appears in the Statement of Additional Information constituting part of the N-14 Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in the Proxy Statement and Prospectus constituting part of the N-14 Registration Statement. We also consent to the references to us under the headings "Financial Highlights" in that fund's Prospectus dated March 8, 2000, which is incorporated by reference in the Proxy Statement and Prospectus constituting part of the N-14 Registration Statement and "Investment Advisory and Other Services" in that fund's Statement of Additional Information dated March 8, 2000, which is part of the Statement of Additional Information constituting part of the N-14 Registration Statement.

We hereby consent to the use in the Statement of Additional Information constituting part of the N-14 Registration Statement of our report dated February 26, 2001 relating to the December 31, 2000 financial statements and financial highlights of Prudential International Bond Fund, Inc. which appears in the December 31, 2000 Annual Report to Shareholders of Prudential International Bond Fund, Inc., which also appears in the Statement of Additional Information constituting part of the N-14 Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in the Proxy Statement and Prospectus constituting part of the N-14 Registration Statement. We also consent to the references to us under the headings "Financial Highlights" in that fund's Prospectus dated March 8, 2000, which is incorporated by reference in the Proxy Statement and Prospectus constituting part of the N-14 Registration Statement and "Investment Advisory and Other Services" in that fund's Statement of Additional Information dated March 8, 2000, which is incorporated by reference in the Proxy Statement and Prospectus constituting part of the N-14 Registration Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, NY 10036
March 14, 2001